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                                                                    Exhibit 10.2


                         PHARMACEUTICAL RESOURCES, INC.
                               ONE RAM RIDGE ROAD
                         SPRING VALLEY, NEW YORK 10977



                                                                     May 1, 1995


Clal Pharmaceutical Industries Ltd.
Clal House
5 Druyanov Street
Tel Aviv 63143, ISRAEL


                Re: Amendment No. 1 to Stock Purchase Agreement
                -----------------------------------------------


Gentlemen:

          Reference is made to the Stock Purchase Agreement, dated March 25, 1995, between Pharmaceutical Resources, Inc. and Clal Pharmaceutical Industries Ltd. (the "Agreement"). Terms defined herein shall have the meanings as set forth in the Agreement.

          The Company and the Purchaser hereby agree to amend Section 7.2(c) of the Agreement by inserting the following before the ".":

     ; provided, that the Company shall have no obligation hereunder to appoint
       --------  ----
     one of the directors designated by the Purchaser as a member of the audit committee of the Company if such appointment shall not be permitted under the rules and regulations of the New York Stock Exchange; provided further
                                                               -------- -------
     that, in such event (i) the Company shall provide to the Purchaser all
     ----
     materials at the time such materials shall be provided by the Company to the members of the audit committee, (ii) the director designated by the Purchaser shall have the right to consent to changes in accounting principles of the Company as long as such changes are not required to be adopted under rules, regulations or pronouncements of any regulatory agency or authority or financial or accounting standards board applicable to the Company (which consent shall not be unreasonably withheld, it being agreed that Purchaser's objection to any change that could result in an increase in Standard Cost(as defined in Exhibit C to the Agreement) shall be deemed to be reasonable), (iii) the appointment of the Company's auditors shall be approved by the entire
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     board of directors of the Company and (iv) the Company shall consult with the director or directors designated by the Purchaser in respect of all actions to be taken by the audit committee. The Company shall use its best efforts (which shall not require the Company to commence litigation or incur material expense) to obtain the appointment of the one of the directors designated by the Purchaser as a member of the audit committee.

          Except as amended hereby, the Agreement shall not be otherwise amended and the Agreement shall remain in full force and effect. This Amendment No. 1 to the Agreement shall be governed by the Section 16 of the Agreement.

                              PHARMACEUTICAL RESOURCES, INC.


                              By /s/Kenneth I. Sawyer
                                ----------------------------
                                Kenneth I. Sawyer
                                President



CLAL PHARMACEUTICAL INDUSTRIES LTD.


By  /s/Ze'ev Zehavi
   -------------------


By  /s/Mony Ben-Dor
   -------------------